SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
April 22, 2002

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639 (Commission File Number)	22-3408857 (IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey (Address of principal executive offices)	07974 (Zip Code)

(908) 582-8500 (Registrant’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5. Other Events
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: SLIDES

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Spinoff of Agere Systems

Lucent Technologies announced that it has met all of the financial conditions under its credit facility to complete the spinoff of Agere Systems, and that the board of directors of Lucent approved a distribution of Agere shares to the Lucent common shareowners. The distribution is planned for June 1, 2002, to the holders of Lucent common stock as of the close of business on May 3, 2002, the record date for the distribution. The common shareowners on the record date will receive a pro rata distribution of all shares of Agere held by Lucent on the distribution date. The pro rata distribution will be determined on the record date.

Item 9. Regulation FD Disclosure

On April 22, 2002, the registrant issued the press release attached as Exhibit 99.1 reporting its earnings for its second fiscal quarter of 2002 and that it met the financial conditions to spin Agere Systems. On April 22, 2002 the registrant made available the slides attached hereto as Exhibit 99.2 in a webcast of its quarterly earnings conference call on April 22, 2002.

Exhibits:

Exhibit 99.1	Press Release dated April 22, 2002 reporting earnings for the registrant’s second fiscal quarter and that registrant met the financial conditions to spin Agere Systems

Exhibit 99.2	Slides made available in a webcast of registrant’s quarterly earnings conference call on April 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.

Dated: April 22, 2002	By:	/s/ John A. Kritzmacher

	Name:	John A. Kritzmacher

	Title:	Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit 99.1	Press Release dated April 22, 2002, reporting earnings for the registrant’s second fiscal quarter and that it met the financial conditions to spin Agere Systems.

Exhibit 99.2	Slides made available in a webcast of registrant’s quarterly earnings conference call on April 22, 2002.